UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2020

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On April 28, 2020, TriNet Group, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the quarter ended March 31, 2020. A copy of the press release, entitled “TriNet Announces First Quarter 2020 Results” is furnished as Exhibit 99.1 hereto and incorporated by reference.
The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Interim Principal Financial Officer
On April 28, 2020, the TriNet Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Michael Peter Harris Murphy, the Company’s current Vice President and Chief Accounting Officer, to serve as the Company’s Vice President and Interim Chief Financial Officer, effective no later than May 15, 2020. Mr. Murphy will continue to serve in his role as the Company’s Chief Accounting Officer through May 15, 2020, or such earlier date as determined by the Company in consultation with Mr. Murphy (such earlier date, the “Effective Date”), at which time he will begin to serve as the Company’s Interim Chief Financial Officer.
Mr. Murphy, age 52, has served as the Company’s Chief Accounting Officer since July 2016. Prior to joining the Company, Mr. Murphy served as Chief Accounting Officer at QBE North America, a global insurance provider, from October 2014 to July 2016. Prior to this, Mr. Murphy served as Director of Financial Reporting at AIG, a global insurance provider, from 2013 to 2014. Before joining AIG, Mr. Murphy worked for seven years as Controller for AEGIS Insurance Services Ltd., a mutual insurance company, starting in 2006. Prior to this time, Mr. Murphy worked in several senior finance roles at Marsh & McLennan for approximately 10 years. Mr. Murphy is a Chartered Accountant from the Institute of Chartered Accountants in England and Wales and holds a BSc in Statistics, Computing, Operations Research & Economics from the University College London. Mr. Murphy has nearly 30 years’ experience on finance and accounting matters across multiple industries, including his work with the Company’s financial statements and filings under the Securities Exchange Act of 1934 (the “Exchange Act”).
There are no family relationships between Mr. Murphy and any director or executive officer of the Company, and Mr. Murphy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his new position, Mr. Murphy will be eligible to receive a retention bonus, which will be paid if Mr. Murphy remains an employee with the Company through each of the following Exchange Act reporting requirements: (a) the Company’s Form 10-Qs for the second and third quarters of fiscal year 2020 (“FY2020”) and (b) the Company’s Form 10-K for FY2020. Mr. Murphy’s base salary, target bonus opportunity, equity award opportunities, severance benefits and eligibility under any of the Company’s benefit plans will not otherwise materially change in connection with this change in position.
The foregoing description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement.  A copy of the Agreement will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2020.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 28, 2020, entitled “TriNet Announces First Quarter 2020 Results"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated April 28, 2020, entitled “TriNet Announces First Quarter 2020 Results"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	April 28, 2020	By:	/s/ Samantha Wellington
Samantha Wellington
Senior Vice President, Chief Legal Officer and Secretary